EXHIBIT 32.1

In connection with the Quarterly Report of Graphene & Solar Technologies Limited (the “Company”) on Form 10-Q for the period ending December 31, 2020 as filed with the Securities and Exchange Commission (the “Report”), Roger May, the Chief Executive Officer and Director of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects the financial condition and results of operations of the Company.

Date: March 23, 2021	By:	/s/ Roger May
Roger May,
Chief Executive Officer and Director